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                                                                   EXHIBIT 23(d)

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

March 18, 1996

Copley Properties, Inc.
399 Boylston Street, 13th Floor
Boston, MA 02116

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of EastGroup Properties ("EastGroup") on Form S-4, relating to the proposed merger of Copley Properties, Inc. ("Copley") with EastGroup, of our opinion letter appearing as Appendix B to the Joint Proxy Statement of Copley and EastGroup and Prospectus of EastGroup which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/  CHRISTOPHER J. NIEHAUS

                                            ------------------------------------
                                            Christopher J. Niehaus
                                            Principal